EXHIBIT 32.1

ALTUS MIDSTREAM COMPANY

Certification of Principal Executive Officer and Principal Financial Officer

I, Clay Bretches, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Altus Midstream Company for the quarterly period ending September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Altus Midstream Company.

Date: November 4, 2021

/s/ Clay Bretches
By:	Clay Bretches
Title:	Chief Executive Officer and President (Principal Executive Officer)

I, Ben C. Rodgers, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Altus Midstream Company for the quarterly period ending September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Altus Midstream Company.

Date: November 4, 2021

/s/ Ben C. Rodgers
By:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)